CONFIRMING STATEMENT






I, Joyce Claflin Harrell,
hereby
authorize and designate Kathryn E. Burns, Vice President, Director of
Finance of Monroe Bank, to sign Securities and Exchange Commission
Form 3,
Form 4 and Form 5 on my behalf. This authorization shall be in effect until December 31, 2010.



Signed:


/s/
Joyce C. Harrell
12/13/2005
Joyce C. Harrell
Director				Date

Monroe Bancorp